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                                                                    Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of GelTex Pharmaceuticals, Inc. on Form S-3 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-KSB of SunPharm Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                       /s/ DELOITTE & TOUCHE LLP
                                                       -------------------------
                                                           DELOITTE & TOUCHE LLP


Certified Public Accountants
Jacksonville, Florida
March 6, 2000